Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports First Quarter 2015 Financial Results

Updates Guidance

Scottsdale, Ariz. — April 30, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the first quarter of 2015, as summarized below. For the quarter ended March 31, 2015, the company reported net revenue of $981.0 million, segment profit of $64.9 million, and net income of $7.3 million, or $0.28 per diluted common share. In addition, the company reported adjusted net income of $24.4 million and adjusted earnings per share of $0.94.

First Quarter Financial Results(1)

	Three Months Ended March 31, 2015
			Increase/
(Millions, except per share results)	2015	2014	(Decrease)
Net Revenue	$981.0	$966.5	1.5%
Segment Profit(2)	64.9	76.5	(15.2)%
Net Income	7.3	25.7	(71.6)%
Adjusted Net Income(3)	24.4	27.3	(10.6)%
Earnings per Share	0.28	0.92	(69.6)%
Adjusted Earnings per Share(3)	0.94	0.97	(3.1)%

•                  The increase in revenue between periods resulted primarily from the impact of new business, same store growth and rate increases, and the inclusion of revenues from CDMI in the current year, which were partially offset by the loss of revenues associated with previously announced contract terminations.

•                  The decrease in segment profit between periods is primarily due to previously announced contract terminations, which were partially offset by new business, same store growth and the inclusion of CDMI results in the current year quarter.

•                  The decrease in net income is primarily due to the decrease in segment profit and non-cash expenses relating to acquisitions, comprised of $15.0 million of changes in the fair value of contingent consideration, $7.4 million of higher stock compensation expense, and $2.8 million of incremental amortization of acquired intangibles, offset by the tax impact of such items. The majority of the increase in the fair value of contingent consideration is due to an improved outlook for CDMI, resulting in increased estimates of the performance-related earn-outs.

•                  The decrease in adjusted net income between periods was mainly due to decreased segment profit.

(1)  Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

(2)  Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, as well as stock compensation expense and changes in the fair value of contingent consideration recorded in relation to acquisitions.

(3) Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, as well as amortization of identified acquisition intangibles and changes in the fair value of contingent consideration recorded in relation to acquisitions.

As of March 31, 2015, the company had unrestricted cash and investments of $344.4 million.

“This year is off to a promising start, and we are well-positioned for future growth,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “We’ve seen strong momentum in our Pharmacy business, both with organic sales and with the acquisition of 4D Pharmacy Management Systems. We are focused on executing on all of our growth initiatives, and leveraging the knowledge we’ve gained through our core businesses, while finding new and innovative ways to look at special population management.”

Results and Outlook

“I’m pleased with our solid financial results in the quarter, as well as with our continued progress in executing on our growth strategy, including the successful acquisition of 4D Pharmacy Management Systems. 4D serves to further strengthen our growing pharmacy business,” said Jonathan N. Rubin, chief financial officer.

“4D is expected to generate revenues during the last nine months of 2015 of $300 million and segment profit of approximately $6 million. In the current year, the 4D acquisition is expected to be accretive to EPS by approximately five cents per share.  Excluding the impact of non-cash acquisition-related items, the 4D acquisition is expected to be accretive to adjusted EPS by approximately thirteen cents per share in 2015.

“Relative to full year 2015, we are updating our guidance to reflect the impact of the 4D and HSM acquisitions, as well as the increase in the fair value of CDMI contingent consideration and share repurchase activity. We now expect revenue of $4.45 billion to $4.69 billion, net income of $45 million to $61 million, and segment profit of $272 million to $292 million. Adjusted net income for the year is now projected to range from $92 million to $104 million.  We are revising our guidance for cash flow from operations to the range of $178 million to $202 million, excluding the net shift of restricted funds between cash and investments. Taking into account the impact of share repurchase activity through April 27, 2015, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $1.67 to $2.26 and for fully diluted adjusted EPS of $3.41 to $3.85, based on an updated 27.0 million average fully diluted shares.”

Earnings Conference Call

Management will host a conference call at 10 a.m. Eastern on Thursday, April 30, 2015. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code First Quarter 2015 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available live via webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and government agencies, third party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2015 net revenue, net income, changes in fair value of contingent consideration, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, the results of the 4D acquisition, and capital deployment, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 26, 2015, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2015 Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income and adjusted earnings per share information referred to herein may be considered to be non-GAAP financial measures. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2015 (1)

Net revenue:
Managed care and other	$829,591	$748,650
PBM and dispensing	136,884	232,318
Total net revenue	966,475	980,968

Costs and expenses:
Cost of care	605,708	522,328
Cost of goods sold	125,298	218,207
Direct service costs and other operating expenses (2)(3)	164,722	204,450
Depreciation and amortization	20,229	23,496
Interest expense	836	1,626
Interest income	(311)	(466)
Total costs and expenses	916,482	969,641
Income before income taxes	49,993	11,327
Provision for income taxes	25,613	4,133
Net income	24,380	7,194
Less: net income (loss) attributable to non-controlling interest	(1,340)	(94)
Net income attributable to Magellan Health, Inc.	$25,720	$7,288

Weighted average number of common shares outstanding — Basic	27,370	25,319
Weighted average number of common shares outstanding — Diluted	28,051	26,399

Net income per common share attributable to Magellan Health, Inc. — Basic	$0.94	$0.29
Net income per common share attributable to Magellan Health, Inc. — Diluted	$0.92	$0.28

Net income	$24,380	$7,194
Other comprehensive income:
Unrealized gains on available-for-sale securities (4)	43	69
Comprehensive income	24,423	7,263
Less: comprehensive income (loss) attributable to non-controlling interest	(1,340)	(94)
Comprehensive income attributable to Magellan Health, Inc.	$25,763	$7,357

(1) For a more detailed discussion of Magellan Health’s results for the three months ended March 31, 2015, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on, or shortly after, Thursday, April 30, 2015, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, April 30, 2015, which will be available at MagellanHealth.com.

(2) Includes stock compensation expense of $4,472 and $13,901 for the three months ended March 31, 2014 and 2015, respectively.

(3) Includes changes in fair value of contingent consideration of $14,969 for the three months ended March 31, 2015.

(4) Net of income tax provision of $29 and $45 for the three months ended March 31, 2014 and 2015, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2015 (1)

Adjusted Net Income	$27,306	$24,384
Adjusted for acquisitions starting in 2013
Stock compensation relating to acquisitions	(939)	(8,338)
Changes in fair value of contingent consideration	—	(14,969)
Amortization of acquired intangibles	(1,633)	(4,383)
Tax impact	986	10,594
Net income attributable to Magellan Health, Inc.	$25,720	$7,288

Adjusted EPS	$0.97	$0.94
Adjusted for acquisitions starting in 2013
Stock compensation relating to acquisitions	(0.03)	(0.32)
Changes in fair value of contingent consideration	—	(0.57)
Amortization of acquired intangibles	(0.06)	(0.17)
Tax impact	0.04	0.40
Net income per common share attributable to Magellan Health, Inc. - Diluted	$0.92	$0.28

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 will be filed with the SEC on, or shortly after, Thursday, April 30, 2015.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2014	2015 (1)

Cash flows from operating activities:
Net income	$24,380	$7,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,229	23,496
Non-cash interest expense	184	99
Non-cash stock compensation expense	4,472	13,901
Non-cash income tax benefit	(3,733)	(2,263)
Non-cash amortization on investments	1,611	1,539
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(27,870)	9,739
Accounts receivable, net	34,843	1,425
Pharmaceutical inventory	2,504	4,770
Other assets	(17,273)	(27,219)
Accounts payable and accrued liabilities	30,344	(22,398)
Medical claims payable and other medical liabilities	9,803	23,663
Tax contingencies	801	(787)
Deferred credits and other long-term liabilities	2,533	11,000
Other	(1)	(3)
Net cash provided by operating activities	82,827	44,156

Cash flows from investing activities:
Capital expenditures	(11,059)	(21,396)
Acquisitions and investments in businesses, net of cash acquired	—	(13,640)
Purchase of investments	(76,548)	(128,851)
Maturity of investments	74,424	92,499
Net cash used in investing activities	(13,183)	(71,388)

Cash flows from financing activities:
Payments to acquire treasury stock	(16,970)	(32,112)
Proceeds from exercise of stock options and warrants	7,180	36,900
Payments on long-term debt and capital lease obligations	(1,117)	(3,662)
Tax benefit from exercise of stock options and vesting of stock awards	517	2,961
Other	(1,141)	(807)
Net cash (used in) provided by financing activities	(11,531)	3,280

Net increase (decrease) in cash and cash equivalents	58,113	(23,952)
Cash and cash equivalents at beginning of period	203,187	255,303
Cash and cash equivalents at end of period	$261,300	$231,351

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 will be filed with the SEC on, or shortly after, Thursday, April 30, 2015.

(2) Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the three months ended March 31, 2014 and 2015, restricted cash of $28,207 and $13,410, respectively, was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2014	2015 (1)

Managed care and other revenue
- Commercial	$188,891	$152,525
- Public Sector	497,943	422,977
- Specialty Solutions	105,434	124,342
- Pharmacy Management (2)	55,378	49,068
- Elimination (2)	(18,055)	(262)
Total managed care and other revenue	829,591	748,650

PBM and dispensing revenue
- Pharmacy Management (2)	139,624	258,793
- Elimination (2)	(2,740)	(26,475)
Total PBM and dispensing revenue	136,884	232,318

Cost of care
- Commercial	111,202	82,130
- Public Sector (2)	422,518	346,930
- Specialty Solutions	73,652	93,273
- Pharmacy Management	16,391	(5)
- Elimination (2)	(18,055)	—
Total cost of care	605,708	522,328

Cost of goods sold
- Pharmacy Management (2)	128,031	243,538
- Elimination (2)	(2,733)	(25,331)
Total cost of goods sold	125,298	218,207

Direct service costs and other operating expenses
- Commercial	40,276	39,210
- Public Sector	42,958	51,387
- Specialty Solutions	15,141	20,174
- Pharmacy Management	35,551	63,548
- Corporate	30,803	31,537
- Elimination (2)	(7)	(1,406)
Total direct service costs and other operating expenses	164,722	204,450

Stock compensation expense (3)
- Commercial	(155)	(171)
- Public Sector	(274)	(309)
- Specialty Solutions	(414)	(509)
- Pharmacy Management	(303)	(8,856)
- Corporate	(3,326)	(4,056)
Total stock compensation expense	(4,472)	(13,901)

Changes in fair value of contingent consideration (3)
- Commercial	—	(100)
- Pharmacy Management	—	(14,869)
Total changes in fair value of contingent consideration	—	(14,969)

Less: non-controlling interest segment profit (loss) (4)
- Public Sector	(1,330)	(120)
- Corporate	—	26
Total non-controlling interest segment profit (loss)	(1,330)	(94)

Segment profit (loss)
- Commercial	37,568	31,456
- Public Sector	34,071	25,089
- Specialty Solutions	17,055	11,404
- Pharmacy Management	15,332	24,505
- Corporate and Elimination	(27,477)	(27,507)
Total segment profit	$76,549	$64,947

Reconciliation of segment profit to income before income taxes:
Segment profit	$76,549	$64,947
Stock compensation expense	(4,472)	(13,901)
Changes in fair value of contingent consideration	—	(14,969)
Non-controlling interest segment profit (loss)	(1,330)	(94)
Depreciation and amortization	(20,229)	(23,496)
Interest expense	(836)	(1,626)
Interest income	311	466
Income before income taxes	$49,993	$11,327

(1) The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 will be filed with the SEC on, or shortly after, Thursday, April 30, 2015.

(2) Public Sector subcontracts with Pharmacy Management and Specialty Solutions to provide pharmacy benefits management services and radiology benefits management services  for certain of Public Sector’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of care, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

(3) Stock compensation expense and changes in fair value of contingent consideration are included in direct service costs costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(4) The non-controlling interest portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.